EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Enterprise Financial Services Corp (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Frank H. Sanfilippo, Chief Financial Officer of the Company, certify to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank H. Sanfilippo
Frank H. Sanfilippo
Chief Financial Officer
March 16, 2010